EXHIBIT 11.1

                         EARNINGS PER SHARE COMPUTATIONS

The table below details the number of common shares and common stock equivalents used in the computation of primary and fully diluted earnings per share

                                                                               YEAR ENDED
                                                                              DECEMBER 31,
                                                                   1996           1997          1998
                                                                   ----           ----          ----
Basic:
  Weighted average common shares outstanding
    used in computing basic earnings per share                    4,050,887     4,878,795      4,905,656
                                                               ===========================================
Basic Earnings Per Share                                                            $0.32          $0.43
                                                                             =============================

Diluted:
  Weighted average common and common equivalent                   4,050,887     4,878,795      4,905,656
    shares outstanding
  Effect of shares issuable under stock under stock plans            81,054        40,637         42,634
    using the treasury method
  Effect of shares contingently issuable under warrants               6,305         4,319          5,206
    issued with the 8% subordinated debentures using
    the treasury stock method
                                                               ===========================================
  Shares used in computing diluted earnings per share             4,138,246     4,923,751      4,953,496
                                                               ===========================================
Diluted Earnings Per Share                                                          $0.32          $0.43
                                                                             =============================